UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
April 29, 2010
Date of report (Date of earliest event reported)
IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada	0-24216	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1
                   (Address of Principal Executive Offices)         (Postal Code)
(905) 403-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 29, 2010, IMAX Corporation (the “Company”) entered into an amendment to the employment agreement with Greg Foster, the Company’s Chairman & President, Filmed Entertainment, under which Mr. Foster’s employment term was extended until July 1, 2013. Pursuant to the amendment, on April 30, 2010, Mr. Foster was granted 600,000 stock options to purchase common shares of the Company in accordance with the Company’s Stock Option Plan, which options vest in three installments of 200,000 on each of: July 1, 2011; July 1, 2012 and July 1, 2013. The options expire on April 30, 2017, and vesting accelerates on a change of control of the Company. The agreement further provides that Mr. Foster is entitled to participate in the Management Bonus Plan with a minimum annual performance bonus of $500,000 in connection with his employment in 2010 (prorated), 2011 and 2012. Mr. Foster is entitled to a $3 million term life insurance policy and a $5 million whole life insurance policy during the term of his employment. The restrictive covenants of Mr. Foster’s existing employment agreements, including non-competition provisions, as well as other provisions not modified by the amendment, remain in force. Mr. Foster’s previous employment agreement expired as of July 1, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)
Date: May 4, 2010	By:	/s/ Robert D. Lister
		Name:	Robert D. Lister
General Counsel

	By:	/s/ G. Mary Ruby
		Name:	G. Mary Ruby
Corporate Secretary